UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Juno Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36781	46-3656275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Dexter Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, Juno Therapeutics, Inc., a Delaware corporation (“Juno”), entered into an Agreement and Plan of Merger, dated as of January 21, 2018 (the “Merger Agreement”), by and among Juno, Celgene Corporation, a Delaware corporation (“Celgene”), and Blue Magpie Corporation, a Delaware corporation and wholly owned subsidiary of Celgene (“Purchaser”). Pursuant to the Merger Agreement, Purchaser conducted a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Juno other than any Celgene-Owned Shares and Company-Owned Shares (each as defined below), at a price of $87.00 per Share (the “Offer Price”), net to the holder in cash, without interest and subject to any applicable withholding of taxes.

The Offer expired one minute after 11:59 p.m., Eastern time, on March 2, 2018 (the “Expiration Date”) as scheduled and was not extended. According to Equiniti Trust Company, the depositary for the Offer (the “Depositary”), 88,118,707 Shares were validly tendered and not validly withdrawn, which represented approximately 76% of the outstanding Shares as of the expiration of the Offer and, when taken together with the Celgene-Owned Shares (as defined below), represented approximately 85% of the Shares outstanding as of the expiration of the Offer, and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the Depositary has advised that Notices of Guaranteed Delivery have been delivered with respect to 2,611,851 additional Shares, which represented approximately 2% of the outstanding Shares as of the expiration of the Offer. Each condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn.

On March 6, 2018, following consummation of the Offer, Purchaser merged with and into Juno (the “Merger”), with Juno surviving as a wholly owned subsidiary of Celgene. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Juno stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares owned at the commencement of the Offer and immediately prior to the Effective Time by Celgene, Purchaser or any other direct or indirect wholly owned subsidiary of Celgene (the “Celgene-Owned Shares”), (ii) Shares owned immediately prior to the Effective Time by Juno (or held in Juno’s treasury) (the “Company-Owned Shares”) and (iii) Shares held by stockholders who are entitled to, and who have properly exercised and perfected their respective demands for, appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL) was converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

Pursuant to the terms of the Merger Agreement, each outstanding unvested Juno stock option (“Option”), each outstanding award of Juno time-based restricted stock units (“RSUs”), and each outstanding award of Juno time-based restricted stock awards (“RSAs”), (i) if granted twelve (12) months or more prior to the Effective Time, vested pursuant to their respective terms or, if greater, with respect to 25% of the total number of Shares subject to such award, (ii) if granted following the date of the Merger Agreement but prior to the Effective Time, vested pursuant to their respective terms or, if greater, with respect to 25% of the total number of Shares subject to such award (the “Pre-Closing Non-Performance Awards”), or (iii) if granted less than twelve (12) months prior to the Effective Time (other than the Pre-Closing Non-Performance Awards), vested pursuant to their respective terms or, if greater, with respect to that number of Shares subject thereto, such that, following such vesting, the award will be unvested with respect to that number of Shares which would have become vested and resulted in the award being 100% vested had the holder of the award remained continuously employed for an additional 24 months following the Effective Time; provided, that, with respect to any awards referred to in subsections (i) and (iii) above, if, as of the 24-month anniversary of the Effective Time, any portion of such awards remains unvested, such unvested portion will become immediately vested on such 24-month anniversary date, provided that the employee has remained employed through such 24-month anniversary date. All such awards that vested or that are otherwise vested as of immediately prior to the Offer Acceptance Time (as defined in the Merger Agreement) were cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such vested award and (ii) the Offer Price (reduced by the applicable exercise price in the case of Options).

The Merger Agreement also provides that all Juno performance-based restricted stock units (“PSUs”) and all Juno performance-based restricted stock awards (“PSAs”) vested as to 50% of the total number of PSUs or PSAs (as applicable) subject to such awards, and such vested portion was cancelled and converted into the right to receive an amount in cash equal to the product of (i) such 50% vested portion of the award, and (ii) the Offer Price. The remaining 50% of the PSUs and PSAs were assumed by Celgene and are subject to the same terms and conditions as were applicable to such awards immediately prior to the Offer Acceptance Time, except that (i) 60% of such remaining award will vest on the one-year anniversary of the Effective Time and (ii) 40% of such remaining award will vest on the earlier of (A) the second anniversary of the Effective Time and (B) the first approval by the FDA of JCAR017.

The Merger Agreement provides that Options, RSUs, RSAs, PSUs and PSAs that are outstanding immediately prior to the Offer Acceptance Time but unvested after giving effect to the vesting acceleration described above are assumed by Celgene and subject to the same terms and conditions (except with respect to the vesting schedule), as applied to each such equity-based award immediately prior to the Effective Time, provided that the number of shares subject to such equity-based awards (and the exercise price in the case of the Options) are adjusted based on the “Exchange Ratio.” The “Exchange Ratio” means an amount equal to the quotient obtained by dividing (i) the Offer Price by (ii) the volume weighted average price per share of Celgene’s common stock on the Nasdaq Global Select Market (“Nasdaq”) for the fifteen (15) consecutive trading days ending on the complete trading day immediately prior to the Offer Acceptance Time.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Juno on January 22, 2018 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on March 5, 2018, Purchaser irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. On March 6, 2018, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Juno stockholders required to consummate the Merger. Upon the consummation of the Merger, Juno became a wholly owned subsidiary of Celgene.

The aggregate consideration paid by Purchaser in the Offer and Merger to purchase all outstanding Shares (other than Company-Owned Shares and Celgene-Owned Shares) and other equity-based interests of Juno pursuant to the Offer and the Merger, including the related fees and expenses, was approximately $10 billion. Celgene provided Purchaser with the necessary funds to fund the Offer and the Merger through a combination of its cash on hand and proceeds from the issuance of senior unsecured notes.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, Juno (i) notified Nasdaq of the consummation of the Merger and (ii) requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Juno requested that trading of Shares on Nasdaq be suspended as of before the open of trading on March 7, 2018. Juno also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that Juno’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of Juno occurred. Upon the Effective Time, Juno became a wholly owned subsidiary of Celgene. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, at the Effective Time, each of the directors of Juno (Hal V. Barron, M.D., Hans E. Bishop, Thomas O. Daniel, M.D., Anthony B. Evnin, Ph.D., Jay T. Flatley, Richard D. Klausner, M.D., Robert T. Nelsen, Howard H. Pien, Rupert Vessey, BM BCh, DPhil and Mary Agnes Wilderotter) and its subsidiaries resigned as directors of Juno and its subsidiaries, and from all committees of the boards of directors of Juno and its subsidiaries.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Juno’s amended and restated certificate of incorporation was amended and restated in its entirety as set forth on Annex II to the Merger Agreement and Juno’s amended and restated bylaws were amended and restated to read in their entirety as the bylaws of Purchaser immediately prior to the Effective Time (except that references to the name of Purchaser were replaced by references to the name of the surviving corporation, and pursuant to the Merger Agreement, the provisions with respect to indemnification and advancement of expenses have been amended with respect to acts or omissions existing or occurring at or prior to the Effective Time).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 21, 2018, by and among Juno Therapeutics, Inc., Celgene Corporation and Blue Magpie Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Juno Therapeutics, Inc. on January 22, 2018).

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 21, 2018, by and among Juno Therapeutics, Inc., Celgene Corporation and Blue Magpie Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Juno Therapeutics, Inc. on January 22, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

By:	/s/ Jonathan P. Biller
Name:	Jonathan P. Biller
Title:	Treasurer

Date: March 6, 2018